                      PHILADELPHIA SUBURBAN CORPORATION
                           762 W. Lancaster Avenue
                        Bryn Mawr, Pennsylvania 19010

                                    ------
                   Notice of Annual Meeting of Shareholders
                           To Be Held May 18, 1995
                                    ------

TO THE SHAREHOLDERS OF
PHILADELPHIA SUBURBAN CORPORATION:

   Notice is hereby given that the Annual Meeting of Shareholders of PHILADELPHIA SUBURBAN CORPORATION will be held at the Company's principal offices, 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, at 10:00 A.M., local time, on Thursday, May 18, 1995, for the following purposes:

       1. To elect three directors;

       2. To approve the adoption by the Board of Directors of Amendment 1994-1 to the Company's 1994 Equity Compensation Plan;

       3. To consider and vote upon a shareholder proposal to elect all directors annually, as described in the proxy statement; and

       4. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only shareholders of record at the close of business on March 17, 1995 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

                                     By order of the Board of Directors,

                                     PATRICIA M. MYCEK
                                     Secretary

March 31, 1995

-------------------------------------------------------------------------------
REGARDLESS OF WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

                      PHILADELPHIA SUBURBAN CORPORATION
                           762 W. Lancaster Avenue
                        Bryn Mawr, Pennsylvania 19010

                                    ------
                               PROXY STATEMENT
                                    ------

   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Philadelphia Suburban Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held May 18, 1995 and at any adjournments thereof. This proxy statement and the enclosed proxy are being mailed to shareholders on or about March 31, 1995.

   The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained the firm of Corporate Investor Communications, Inc., to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee to Corporate Investor Communications, Inc. for normal proxy solicitation is $4,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may also solicit proxies, although no additional compensation will be paid by the Company for such efforts.

   The Annual Report to Shareholders for the year ended December 31, 1994, including financial statements and other information with respect to the Company and its subsidiaries, was mailed with this proxy statement by combined first class bulk mailing to shareholders of record as of March 17,1995. Additional copies of the Annual Report may be obtained by writing to the Company. KPMG Peat Marwick, the Company's independent certified public accountants, has been selected by the Board of Directors to continue in such capacity for the current year. Representatives of that firm are expected to be present at the meeting and will be available to respond to appropriate questions.

                           PURPOSES OF THE MEETING

   As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect three directors to hold office as provided by law and the Company's Bylaws. The shareholders will also be requested to approve the adoption by the Board of Directors of Amendment 1994-1 to the Company's 1994 Equity Compensation Plan. Also, a shareholder proposal to elect all directors of the Company annually must be voted upon, although the results of this vote will not have the effect of changing the present system for electing directors. The vote will simply express the wishes of the shareholders.

                            VOTING AT THE MEETING


   Holders of shares of the Company's common stock ("Common Stock") of record at the close of business on March 17, 1995 are entitled to vote at the meeting. As of that date, there were 11,759,961 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder's name. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast will constitute a quorum at the meeting.

   The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote at the meeting is required to approve Proposals 2 and 3 or to take action with respect to any other matter that may properly be brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the meeting in accordance with each Shareholder's direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

   With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on Proposals 2 and 3 (but not for the election of directors). Abstentions will be considered present and entitled to vote at the meeting, but will not be counted as votes cast in the affirmative. Abstentions on Proposals 2 and 3 will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Brokers that are member firms of the New York Stock Exchange (NYSE) and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors, but not with respect to Proposals 2 and 3. A failure by brokers to vote those shares will have no effect on the outcome of Proposals 2 and 3 because such shares will not be considered shares present and entitled to vote with respect to such matter.

   Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted by executing a proxy bearing a later date, which is voted, at the meeting, or by attending the meeting and voting in person.

   Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card regardless of whether or not you plan to attend the meeting.

   Employees will not receive a separate proxy for shares owned (subject to vesting) under the Company's Thrift Plan, as the trustee for the Thrift Plan will vote the shares of Common Stock held thereunder. Employees will receive a separate proxy for the shares owned under the Company's Employee Stock Purchase Plan.

                               (PROPOSAL NO. 1)

                            ELECTION OF DIRECTORS

VOTING ON PROPOSAL NO. 1

   The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. Therefore, only Messrs. Elia and Ladd and Mrs. Carroll, who are current directors and whose terms expire in 1995, are being presented to shareholders for election as directors at the Annual Meeting for terms expiring in 1998.

   Three directors are to be elected by a plurality of the votes cast at the Annual Meeting, and six directors will continue to serve in accordance with their prior election. At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instruction on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his willingness to serve and the Company believes that all of the nominees will be available to serve.

RECOMMENDATION OF BOARD OF DIRECTORS

   The Board of Directors recommends that the shareholders vote FOR the election of Messrs. Elia and Ladd and Mrs. Carroll as directors.

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Board of Directors held six meetings in 1994. The Company's Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Employee Benefits, Nominating, and Pension Committees. Each incumbent director, for the period served in 1994, attended at least 75% of all meetings of the Board and the Committees on which he or she served.

   Executive Committee. The Company's Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee met once in 1994. The Executive Committee currently has six members, and the Chairman of the Company serves as Chairman of the Executive Committee.

   Audit Committee. The Audit Committee is composed of three directors who are not employees of the Company or any of its subsidiaries. It meets periodically with the Company's financial officers and independent certified public accountants to review the scope of auditing procedures and the policies relating to the Company's accounting procedures and controls. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee held two meetings in 1994.

   Executive Compensation and Employee Benefits Committee. The Executive Compensation and Employee Benefits Committee is composed of three members of the Board who are not employees of the Company or any of its subsidiaries. The Executive Compensation and Employee Benefits Committee has the power to administer the 1982 and 1988 Stock Option Plans and to administer and make awards of stock options, dividend equivalents and restricted stock under the 1994 Equity Compensation Plan. In addition, the Executive Compensation and Employee Benefits Committee reviews the recommendations of the Company's Chief Executive Officer as to appropriate compensation of the Company's officers and key personnel and recommends to the Board the compensation of such officers and the Company's Chief Executive Officer for the ensuing year. The Executive Compensation and Employee Benefits Committee held seven meetings in 1994.

   Nominating Committee. The Nominating Committee reviews and makes recommendations to the Board of Directors with respect to candidates for director of the Company. The Nominating Committee has three members and held one meeting during 1994. It is the present policy of the Nominating Committee to consider nominees who are recommended by shareholders as additional members of the Board or to fill vacancies on the Board. Shareholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information in writing to the Chairman of the Nominating Committee in care of the Company.

   Pension Committee. The Pension Committee serves as the Plan Administrator for the Company's qualified benefit plans. The Committee reviews and recommends to the Board any actions to be taken by the Board in the discharge of the Board's fiduciary responsibilities under the Company's qualified benefit plans and meets periodically with the Company's financial, legal, actuarial, and investment advisors. The Committee consists of three members and met once in 1994.

   The current members of the Committees of the Board of Directors are as follows:


                                Executive Compensation and               Audit
    Executive Committee         Employee Benefits Committee            Committee
--------------------------   -------------------------------   ------------------------
Nicholas DeBenedictis*        John F. McCaughan*               John H. Austin, Jr.*
John H. Austin, Jr.           G. Fred DiBona, Jr.              John W. Boyer, Jr.
John W. Boyer, Jr.            Joseph C. Ladd                   Harvey J. Wilson
G. Fred DiBona, Jr.
Joseph C. Ladd
John F. McCaughan

Pension Committee             Nominating Committee
-----------------             ----------------------
Joseph C. Ladd*               G. Fred DiBona, Jr.*
John W. Boyer, Jr.            Mary C. Carroll
Nicholas DeBenedictis         Nicholas DeBenedictis
------
*Chairman

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

   Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of the shareholder's intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws.

   Section 4.13 of the Company's Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the Securities and Exchange Commission ("SEC"). The Notice must contain or be accompanied by the following information:

       (1) the name and residence of the shareholder who intends to make the nomination;

       (2) a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

       (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

       (4) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

       (5) the consent of each nominee to serve as a director of the Company if so elected.

   Pursuant to the above requirements, appropriate Notices in respect of nominations for directors must be received by the Secretary of the Company no later than May 4, 1995.

INFORMATION REGARDING NOMINEES AND DIRECTORS

   For the three nominees for election as directors at the 1995 Annual Meeting and the six directors whose terms of office expire either at the 1996 Annual Meeting or the 1997 Annual Meeting, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and certain directorships of public companies and other organizations held by each.

-----------------------------------------------------------------------------
                   NOMINEES FOR ELECTION AT ANNUAL MEETING
-----------------------------------------------------------------------------

Mary C. Carroll............   Mrs. Carroll is a consultant, a community volunteer and an advisor to nonprofit corporations,
Bryn Mawr, PA                 businesses and government agencies. Between 1992 and 1993 she served as President of Hospitality
Director since 1981           Philadelphia Style. She is Vice Chairman of Ft. Mifflin on the Delaware and is a founder, director or trustee of various civic and charitable organizations, including Preservation Action, the
                              National Parks Mid-Atlantic Council, the Friends of Independence National Historical Park, the Urban
                              Affairs Coalition and the Metropolitan YMCA. Age: 54.

Claudio Elia...............   Mr. Elia has served since June 1994 as Chairman and CEO of Air & Water Technologies Corp., an
Greenwich, CT                 environmental services company, and since September, 1988 as President and Chief Executive Officer
Director since 1992           of Anjou International Company, the U.S. holding company of Compagnie Generale des Eaux, a diversified international service company providing a broad range of water, power, heating and urban maintenance services. He has also served as President and Chief Executive Officer of Limbach
                              Holdings, a construction and service company, and President of Montenay International Co., a waste-to-energy company, both of which are affiliates of Compagnie Generale des Eaux. Mr. Elia is also a director of Air & Water Technologies Corporation, Consumers Water Company, Anjou International
                              Company, Limbach Holdings and Montenay International Co. Age: 52.

Joseph C. Ladd.............   Mr. Ladd is the retired Chairman, President and Chief Executive Officer of The Fidelity Mutual Life
Rosemont, PA                  Insurance Company, serving in those capacities from July, 1971 to January, 1992. He is currently a
Director since 1983           director of PECO Energy Company. Age: 68.


-----------------------------------------------------------------------------
          DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1996
-----------------------------------------------------------------------------

John W. Boyer, Jr..........   Mr. Boyer retired as Chairman of the Company on May 20, 1993, having served in that
St. Davids, PA                capacity since the restructuring of the Company on July 1, 1981. Mr. Boyer also
Director since 1981           served as the Company's Chief Executive Officer from July 1, 1981 to July 1, 1992.
                              Mr. Boyer is a director of Betz Laboratories, Inc., Gilbert Associates, Inc. and
                              Rittenhouse Trust Company. Age: 66.



Nicholas DeBenedictis......   Mr. DeBenedictis has served as Chairman of the Company since May 20, 1993. Mr. DeBenedictis also
Havertown, PA                 continues to serve as the Company's Chief Executive Officer and President, the positions he has held
Director since 1992           since joining the Company in July 1992. He also serves as Chairman, Chief Executive Officer and
                              President of the Company's principal subsidiary, Philadelphia Suburban Water Company. Between April
                              1989 and June 1992, he served as Senior Vice President for Corporate Affairs of Philadelphia
                              Electric Company (now known as PECO Energy Company). From December 1986 to April 1989, he served as
                              President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the
                              Secretary of the Pennsylvania Department of Environmental Resources. Mr. DeBenedictis is a director of Provident Mutual Life Insurance Company of Philadelphia, Air & Water Technologies Corporation and
                              a member of the PNC Bank, N.A. Philadelphia Advisory Board. Age: 49.

G. Fred DiBona, Jr.........   Mr. DiBona has served since 1990 as President and Chief Executive Officer of Independence Blue
Bryn Mawr, PA                 Cross, the Delaware Valley region's largest health insurer. He also serves as Chairman of
Director since 1993           Independence Blue Cross' subsidiaries and affiliates. Between 1986 and 1990, Mr. DiBona served as
                              President and Chief Executive Officer for Pennsylvania Blue Shield's holding company, Keystone
                              Ventures, Inc. Mr. DiBona is also a director of Independence Blue Cross and its subsidiaries, as well as various civic and charitable organizations. Age: 44.


-----------------------------------------------------------------------------
          DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1997
-----------------------------------------------------------------------------

John H. Austin, Jr.........   Mr. Austin retired as President of Philadelphia Electric Company (now known as PECO Energy Company),
Berwyn, PA                    a public utility, in 1988. Mr. Austin served as President of PECO Energy Company from 1982 to 1988.
Director since 1981           He is also a director of Selas Corporation of America. Age: 66.

John F. McCaughan..........   Mr. McCaughan is Chairman of Betz Laboratories, Inc., which provides engineered chemical treatment
Doylestown, PA                of water, wastewater and process systems. Mr. McCaughan was Chairman and Chief Executive Officer of
Director since 1984           Betz Laboratories from 1990 to 1994. He is also a director of Betz Laboratories, Inc. and Penn
                              Mutual Life Insurance Company. Age: 59.



Harvey J. Williams.........   Mr. Wilson has been a self-employed Delray Beach, FL businessman and investor since mid-1983. Mr.
Delray Beach, FL              Wilson served as President of Shared Medical Systems Corporation, of which he was a co-founder,
Director since 1983           until June 1983 and as Vice Chairman until May 1984. He is a director of Legent Corporation, Shared
                              Medical Systems, FPA Medical Management, RMSC of West Palm Beach, Inc. and Enterprise Application
                              Systems, Inc. Age: 56.


OWNERSHIP OF COMMON STOCK

   The following table sets forth certain information as of January 31, 1995, with respect to shares of Common Stock of the Company beneficially owned by each director and executive officer and by all directors and executive officers of the Company as a group. This information has been provided by each of the directors and officers at the request of the Company. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC and includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

                                                             Shared voting
                                          Sole voting        and/or shared          Total and
                                          and/or sole          investment       percent of class
           Beneficial Owner             investment power      power(1)(2)        outstanding(3)
------------------------------------   ----------------   ------------------    ----------------
John H. Austin, Jr.  ................          1,000                  --             1,000
John W. Boyer, Jr.  .................         58,503                  --             58,503
Mary C. Carroll  ....................          1,000                 419              1,419
Nicholas DeBenedictis  ..............         35,630             7,385(4)            43,015
G. Fred DiBona, Jr.  ................            300                  --                300
Claudio Elia (5)  ...................            200(6)               --                200
Michael P. Graham  ..................         10,000               6,814             16,814
Joseph C. Ladd  .....................          2,451                  --              2,451
Robert A. Luksa  ....................         10,600              33,186             43,786
John F. McCaughan  ..................          3,000                  --              3,000
Richard R. Riegler  .................         13,627                 572             14,199
Roy H. Stahl  .......................         20,382               2,099             22,481
Harvey J. Wilson  ...................          6,500                  --              6,500
All directors and executive officers
  as a group (13 persons) ...........        163,193(7)           50,475(8)         213,668(1.82%)

------
(1) The shareholdings indicated include 825 shares held in the Company's Dividend Reinvestment Program.

(2) Under the Company's Thrift Plan, participants do not have any present voting power with respect to shares allocated to their accounts. Such shares have been included in this column.

(3) Percentages for each person or group are based on the aggregate of the shares of Common Stock outstanding as of January 31, 1995 (11,722,754 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of January 31, 1995 has not been shown.

(4) The shareholdings indicated include 400 shares owned of record by Mr. DeBenedictis' wife and 3,372 shares owned of record by Mr. DeBenedictis' son. Mr. DeBenedictis disclaims beneficial ownership as to such shares.

(5) As Chief Executive Officer of Anjou International Company, Mr. Elia oversees Compagnie Generale des Eaux's interests in the United States, including its share ownership in Philadelphia Suburban Corporation. Consequently, he may be deemed to share voting and dispositive power for the shares held by Compagnie Generale des Eaux.

(6) The shares owned by Mr. Elia were purchased as of February 10, 1995.

(7) The shareholdings indicated include 64,715 shares exercisable under the 1982 Stock Option Plan and the 1988 Stock Option Plan on or before April 1, 1995.

(8) The shareholdings indicated include 38,566 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or (iii) owned by family members.

   The following table sets forth certain information as of February 28, 1995, except as otherwise indicated, with respect to the ownership of shares of Common Stock of the Company by certain beneficial owners of 5% or more of the Company's total outstanding shares.

                                                                   Percent of
                                      Amount and Nature           Outstanding
      Beneficial Owner             of Beneficial Ownership          Shares
---------------------------   -------------------------------   -------------
Compagnie Generale des Eaux       Sole voting and dispositive          14.8%
52 Rue D'Anjou 75008              power over 1,710,600 shares (1)
Paris, France

------
(1) Based on the Form 4 of Compagnie General des Eaux dated September 7, 1994.

                            EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

OVERALL OBJECTIVES

   Philadelphia Suburban Corporation's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing its customers with cost-effective, reliable water services and providing the Company's shareholders with a market-based return on their investment.

   Toward that end, the program:

   o Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.

   o Motivates key senior executives to achieve strategic business initiatives and rewards them for their achievement.

   o Creates a strong link between stockholder and financial performance and the compensation of the Company's senior executives.

   In administering the executive compensation program, the Executive Compensation and Employee Benefits Committee (the "Committee") attempts to strike an appropriate balance among the above-mentioned objectives, each of which is discussed in greater detail below.

   At present, the executive compensation program is comprised of three components: base salary, annual cash incentive opportunities and equity incentive opportunities. In determining the relative weighting of compensation components and the target level of compensation for the Company's executives, the Committee considers compensation programs of a peer group of companies. Because of the limited number of investor-owned water utilities from which comparable compensation data is available, the Committee utilizes survey data from a composite market ("Composite Market") compiled by a nationally-recognized compensation consulting firm in assessing the competitiveness of the components of the Company's compensation program. The Composite Market for the base salary and annual cash incentive elements of the program consists of 50% water utilities, 25% other utilities and 25% general industrial businesses. There are fourteen water utilities in the Composite Market, eleven of which are included in the Edward D. Jones & Co. Water Utility Index used for the stock performance chart contained herein. Competitive compensation levels are targeted at the median of the third quartile range of compensation levels in the Composite Market, except for equity incentives, which are targeted at the 50th percentile of the compensation consulting firm's data base of general industrial organizations, including utilities, that have long-term incentive programs.

COMPENSATION COMPONENTS

BASE SALARY

   To ensure that its pay levels are competitive, the Company regularly compares its executive compensation levels with those of other companies and sets its salary structure in line with competitive data from the Composite Market. Individual salaries are considered for adjustment annually and any adjustments are based on general movement in external salary levels, individual performance, and changes in individual duties and responsibilities.

CASH INCENTIVE AWARDS

   The annual cash incentive plan is based on target incentive awards for each executive, which are stated as a percentage of their base salaries that were evaluated for competitiveness by the Company's compensation consulting firm against the Composite Market. Annual incentive awards for executive officers are calculated by a formula that multiplies the executive's target incentive percentage times a Company rating factor based on the Company's overall financial performance and an individual rating factor based on the executive's performance against established objectives. These factors can range from 0% to 125% for the Company rating factor and 0% to 150% for the individual rating factor. Each of these percentages are established by the Committee each year. Regardless of the Company's financial performance, the Committee retains the authority to determine the final Company rating factor, and the actual payment and amount of any bonus is always subject to the discretion of the Committee.

EQUITY INCENTIVES

   As part of its review of the total compensation package for the Company's officers in 1994, the Committee, with the assistance of a nationally-recognized compensation consulting firm, reviewed the Company's equity incentive compensation program. Given the importance of dividends to a utility investor, the consultant recommended using a combination of stock options with dividend equivalents to best link executive long-term incentives to corporate performance and shareholder interests.

   After reviewing the consultant's recommendations, the Committee approved the proposed Equity Compensation Plan, which was subsequently approved by the shareholders at the 1994 Annual Meeting. Under the terms of the Plan, the Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers and key employees, and stock options to key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Company. The purpose of the Plan is to help align executive compensation with shareholder interests by providing the participants with a long-term equity interest in the Company. The Plan also provides a means through which the Company can attract and retain employees of significant abilities.

SUMMARY OF ACTIONS TAKEN BY COMMITTEE

SALARY INCREASE

   Under the Company's salary program, the base salary budget is based on salary levels for comparable positions in the Composite Market. The projected overall annual increase is based on annual salary budget increase data reported by published surveys. Under these guidelines, actual salary increases are determined based on a combination of an assessment of the individual's performance and the individual's salary compared to the market. In the case of executive officers named in this Proxy Statement, the determination of salary levels is made by the Committee, subject to approval by the Board of Directors.

   Mr. DeBenedictis' salary for 1994 was consistent with the target level for the CEO position within the Composite Market. Mr. DeBenedictis' salary for 1995, which was approved by the Board of Directors on March 7, 1995 and effective on April 1, 1995, is consistent with published salary survey information on salary levels and projected annual salary increases for 1995 and is based on the Committee's favorable assessment of his and the Company's performance.

ANNUAL INCENTIVE AWARD

   At its February 7, 1995 meeting, the Committee determined the annual cash incentive awards to be made to the participants in the annual incentive plan. The awards were based on the Company's performance compared to its financial goal for 1994 as well as the participants' achievement of their individual objectives. The incentive awards to the Company's officers were approved by the Board of Directors on March 7,1995. Mr. DeBenedictis earned $157,697 in annual incentive compensation for 1994, based on the Company's earnings and the Committee's assessment of Mr. DeBenedictis' individual performance. Mr. DeBenedictis' achievements in 1994 included increasing net income significantly over 1993 levels, reducing controllable operating expenses and interest costs, increasing customer growth through acquisitions and implementing other management initiatives intended to control costs and enhance customer satisfaction. It was the Committee's assessment that Mr. DeBenedictis met or exceeded all of his 1994 objectives.

EQUITY INCENTIVES

   At its May 19, 1994 meeting, the Committee approved the grant of incentive stock options and dividend equivalents under the Company's 1994 Equity Compensation Plan to its executive officers at the fair market value on the date of grant for such stock options of $17.9375. For 1995, the Committee also granted qualified stock options and dividend equivalents to its executive officers under the 1994 Equity Compensation Plan at the fair market value on March 6, 1995 of $17.8125 per share for such stock options. The options are exercisable in installments of one-third each year starting on the first anniversary of the date of grant and expire at the end of 10 years from the date of grant. The dividend equivalents will accumulate dividends over a period of four years. Mr. DeBenedictis received a grant of 15,000 options and dividend equivalents on May 19, 1994 and 20,000 options and dividend equivalents on March 6, 1995 at the grant prices stated above. On May 19, 1994, the Committee also granted Mr. DeBenedictis 10,000 shares of restricted stock under the 1994 Equity Compensation Plan. This grant was based on the recommendation of the Company's compensation consultant as being an appropriate means, consistent with the Company's past practice, to reward the CEO for past performance, to serve as a retention incentive and to increase the CEO's stock ownership. Under the terms of the restricted stock grant, one-third of the shares will become free of restrictions each year starting on the first anniversary of the date of grant. Mr. DeBenedictis is entitled to receive dividends on the shares prior to their release from restictions, but may not sell or otherwise dispose of the shares until the end of the restricted periods.

                                    Respectfully submitted,


                                    John F. McCaughan
                                    G. Fred DiBona, Jr.
                                    Joseph C. Ladd

   The foregoing report of the Executive Compensation and Employee Benefits Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table shows compensation paid by the Company for services rendered during the years 1994, 1993 and 1992, or for the year in which the individual was an executive officer, if shorter, for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                         ----------------------------------------
                                    Annual Compensation               Awards               Payouts
                                 ------------------------   --------------------------  ------------
                                                                                           Securities
                                                               Other        Restricted       Under-                    All Other
                                                              Annual          Stock          lying          LTIP        Compen-
       Name and                                               Compen-        Award(s)       Options/       Payouts      sation
  Principal Position      Year   Salary ($)(1)    Bonus($)(2) sation($)(3)    ($)(4)       SAR's (#)         ($)        ($)(5)
---------------------   ------   -------------    ---------   ------------  ------------   -----------    ---------   ---------
N. DeBenedictis (6)  .    1994      241,027      157,697       4,620        174,375         15,000            --        26,910
CEO                       1993      231,751      145,454       2,698            --           9,000            --        17,713
                          1992      112,500       50,220         --             --          50,000            --        17,769
R. Luksa  ............    1994      201,414       59,020       4,620            --           5,000            --         2,800
President -- PSWC         1993      196,526       66,078       4,497            --           6,500            --          --
                          1992      188,107       51,001       3,500            --           5,000            --          --
R. Stahl  ............    1994      151,775       57,682       4,453            --           3,500            --         1,960
Senior V.P.               1993      144,200       54,545       4,326            --           5,000            --          --
                          1992      138,000       42,500       3,050            --           5,000            --          --
M. Graham  ...........    1994      122,554       43,812       3,677            --           3,500            --         1,960
Senior V.P. -- Finance    1993      112,651       43,157       3,379            --           5,000            --          --
                          1992      102,504       34,177       2,580            --           5,000            --          --
R. Riegler (7)  ......    1994      135,624       36,973       2,910            --           3,500            --         1,960
Sr. V.P. -- Operations


------
(1) Salary deferred at the discretion of the executive and contributed to the Company's Thrift Plan is included in this Column.

(2) Includes cash bonuses for services rendered during the specified year, regardless of when paid.

(3) Company matching contributions pursuant to the Company's Thrift Plan are included in this column.

(4) Mr. DeBenedictis was awarded a grant of 10,000 shares of restricted stock under the Company's 1994 Equity Compensation Plan on May 19, 1994 at a fair market value on the date of grant of $17.9375 per share, less the $.50 par value per share paid by Mr. DeBenedictis. One-third of the restricted stock under this grant will be released to Mr. DeBenedictis each year starting on May 19, 1995 and he is entitled to receive the dividends on the restricted shares pending their release. At year-end 1994, the value of the 10,000 shares still subject to restrictions was $181,250 based on a closing price for the stock of $18.125.

(5) Includes: (a) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy on Mr. DeBenedictis maintained by the Company, projected on an actuarial basis ($9,999); (b) Company payments on behalf of Mr. DeBenedictis to cover the premiums attributable to the term life insurance portion of the split dollar life insurance policy ($8,511); and (c) the amounts accrued for the named executives' accounts in 1994 in connection with the dividend equivalent awards made on May 19, 1994 (Messrs. DeBenedictis $8,400; Luksa $3,200; Stahl $1,960; Graham $1,960 and Reigler $1,960). The Company will be reimbursed for the amount of the premiums paid under the split dollar program for Mr. DeBenedictis upon his death or repaid such premiums by Mr. DeBenedictis if he leaves the Company.


(6) Mr. DeBenedictis was elected Chief Executive Officer effective July 1, 1992 and was not employed by the Company or any of its subsidiaries prior thereto. Therefore, his salary and bonus payments for 1992 are based on his employment with the Company for six months of 1992. Under the terms of an employment agreement entered into during 1992, Mr. DeBenedictis serves as Chief Executive Officer of the Company at a base salary of not less than $225,000 per year, plus annual and long-term incentives.

(7) Mr. Riegler is Senior Vice President of the registrant's principal subsidiary and was designated as an executive officer of the registrant in 1994 by the Board of Directors.

COMPARATIVE STOCK PERFORMANCE


   The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the weighted average cumulative total return of a peer group of companies represented by the Edward
D. Jones & Co. ("EDJ") Water Utility Industry Index (adjusted for total market capitalization) and the cumulative total return on the S&P 500 over the same period, assuming a $100 investment on January 1, 1989 and the reinvestment of all dividends. The Edward D. Jones & Co. Water Utility Industry Index consists of the following companies: American Water Works Company, Inc.; Aquarion Company; California Water Service Company; Connecticut Water Service Company; Consumers Water Company; Dominguez Services Corporation; E'town Corporation; IWC Resources Corporation; Middlesex Water Company; SJW Corporation; Southern California Water Company; United Water Resources, Inc.; Philadelphia Suburban Corporation; and Southwest Water Company.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG PSC, S&P 500, AND EDJ WATER UTILITY AVERAGE


DOLLARS

200  ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     ---------------------------------------------------------------------$--
     ------------------------------------------------------------------------
175  -----------------------------------------------------$------------------
     ------------------------------------------------------------------------
     -----------------------------------------------------*------------------
     ---------------------------------------------------------------------*--
150  -----------------------------------------------------#---------------#--
     ----------------------------------------*$------------------------------
     -----------------------------------------#------------------------------
     ---------------------------*$-------------------------------------------
125  ----------------------------#-------------------------------------------
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
100  *#$---------------------------------------------------------------------
     ------------------------------------------------------------------------
     -------------#----------------------------------------------------------
 75  -------------*$---------------------------------------------------------
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
   1989         1990           1991          1992          1993          1994


YEAR                   1989      1990      1991      1992      1993      1994
-----------------------------------------------------------------------------
EDJ WEIGHTED AVG     $100.00    $92.82   $132.54   $146.79   $167.25   $155.81
S&P 500              $100.00    $96.89   $126.29   $135.90   $149.53   $151.56
PSC                  $100.00    $94.40   $131.59   $143.11   $174.25   $182.35

    -------------------------------------------------------------------------
     * = EDJ Weighted Avg             # = S&P 500                 $ = PSC
    -------------------------------------------------------------------------

   The foregoing comparative stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK OPTION GRANTS IN 1994

   The following table sets forth information concerning individual grants of stock options under the Company's 1994 Equity Compensation Plan during 1994 to each executive officer identified in the Summary Compensation Table who received options during the period.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    Grant Date
                               Individual Grants                                      Value
-------------------------------------------------------------------------------   ------------
                      Number of        % of Total
                     Securities      Options/SAR's     Exercise
                     Underlying        Granted to       or Base                     Grant Date
                    Options/SAR's      Employees         Price      Expiration       Present
      Name         Granted (#) (1)   in Fiscal Year    ($/Sh)(2)       Date       Value ($)(3)
---------------   ---------------   --------------    ----------   ------------   ------------
DeBenedictis  ..       15,000             13.0%         17.9375       5/19/04         36,320
Luksa  .........        5,000              4.3%         17.9375       5/19/04         12,110
Stahl  .........        3,500              3.0%         17.9375       5/19/04          8,480
Graham  ........        3,500              3.0%         17.9375       5/19/04          8,480
Riegler  .......        3,500              3.0%         17.9375       5/19/04          8,480


------
(1) The options listed in this column are qualified stock options granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant under the Company's 1994 Equity Compensation Plan. Grants become exercisable in installments of 1/3 per year commencing on the first anniversary of the grant date. An equal number of dividend equivalents, with a four-year accumulation period, were awarded to the named individuals under the 1994 Equity Compensation Plan, the accrued value of which for 1994 is shown on the Summary Compensation Table.

(2) The exercise price for options granted is equal to the mean of the high and low sale prices of the Company's common stock on the New York Stock Exchange composite tape on the date the option is granted.

(3) The values in this column were determined using the Black-Scholes Option Pricing Model. The actual value of stock options, if any, that may be realized will depend on the difference between the exercise price and the market price on the date of exercise. The estimated values under the Black-Scholes model are based on assumptions as to such variables as interest rates, stock price volatility and dividend yield. The key assumptions used in the Black-Scholes model valuation of the stock options are (i) an assumed dividend yield of 6.1%, (ii) a risk free rate of return of 7.4%, (iii) a beta coefficient of 1, (iv) an exercise date of 10 years from the date of grant, and (v) no reduction in values to reflect non-transferability or other restrictions on the options. These assumptions are not a forecast of future dividend yield, stock performance or volatility.

STOCK OPTION EXERCISES IN 1994 AND VALUE OF OPTIONS AT YEAR-END 1994

   The following table sets forth information concerning the number of stock options exercised under the Company's 1982 and 1988 Stock Option Plans and the 1994 Equity Compensation Plan during 1994 by each executive officer listed below and the number and value of unexercised options as of December 31, 1994, indicating in each case the number and value of those options that were exercisable and unexercisable as of that date.

              AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND YEAR-END OPTION/SAR VALUES

                                                        Number of Securities              Value of Unexercised
                                                       Underlying Unexercised                 In-the-Money
                                                         Options/SAR's at                  Options/SAR's at
                       Shares                           Fiscal Year-End (#)              Fiscal Year-End ($)(1)
                      Acquired         Value     --------------------------------  --------------------------------
      Name         on Exercise(#)   Realized($)    Exercisable     Unexercisable      Exercisable     Unexercisable
---------------   --------------   -----------    -------------   ---------------   -------------   ---------------
DeBenedictis  ..          --              --          21,800           52,200           76,800           122,513
Luksa  .........          --              --           8,300           13,200           19,550            14,763
Stahl  .........       3,000          15,938           8,000           10,500           19,250            13,281
Graham  ........       4,000          23,501           7,000           13,500           24,000            27,469
Riegler  .......       2,285          12,264           8,115           10,100           32,334            13,281


------
(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 30, 1994 ($18.125)

CERTAIN COMPENSATION PLANS

RETIREMENT PLAN

   The Retirement Plan for Employees of the Company (the "Retirement Plan") is a defined benefit pension plan. In general, participants are eligible for normal pension benefits upon retirement at age 65 and are eligible for early retirement benefits upon retirement at age 55 with ten years of credited service. Under the terms of the Retirement Plan, a participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Benefits payable to employees under the Retirement Plan are based upon "final average compensation", which is defined as the average cash compensation through the five highest consecutive years of the last ten full years preceding retirement.

   The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations. Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees (the "Excess Plan"). The Excess Plan is a nonqualified, unfunded pension benefit plan that is intended to provide an additional pension benefit to participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by these ERISA limitations. The benefit under the Excess Plan is equal to the difference between (i) the amount of the benefit the participant would have been entitled to under the Retirement Plan absent such ERISA limitations, and (ii) the amount of the benefit actually payable under the Retirement Plan.

   The following tabulation shows the estimated annual pension payable pursuant to the Retirement Plan and the Excess Plan to employees, including employees who are directors or officers of the Company, upon retirement after selected periods of service. This table is provided for illustrative purposes only and does not reflect pension benefits presently due under the Retirement Plan or Excess Plan.

                                PENSION TABLE


    Average Salary               Estimated Annual Pension Based on Service of
  During Five Years    ---------------------------------------------------------------
Preceding Retirement     15 Years     20 Years     25 Years     30 Years      35 Years
--------------------   ----------   ----------    ----------   ----------   ----------
$100,000  ...........    $ 25,400     $ 33,800     $ 42,300     $ 44,800      $ 47,300
 125,000  ...........      32,100       42,800       53,500       56,600        59,800
 150,000  ...........      38,900       51,800       64,800       68,500        72,300
 175,000  ...........      45,600       60,800       76,000       80,400        84,800
 200,000  ...........      52,400       69,800       87,300       92,300        97,300
 225,000  ...........      59,100       78,800       98,500      104,100       109,800
 250,000  ...........      65,900       87,800      109,800      116,000       122,300
 300,000  ...........      79,400      105,800      132,300      139,800       147,300
 350,000  ...........      92,900      123,800      154,800      163,500       172,300
 400,000  ...........     106,400      141,800      177,300      187,300       197,300
 450,000  ...........     119,900      159,800      199,800      211,000       222,300
 500,000  ...........     133,400      177,800      222,300      234,800       247,300


   The Company's contributions to the Retirement Plan are computed on the basis of straight life annuities. The following executive officers listed in Summary Compensation Table have the indicated number of completed years of service under the Retirement Plan, and would, upon retirement at age 65 on March 31, 1995, be entitled to a pension based on the remuneration level listed in the following table:



                                              Completed
                             Covered           Years of
          Name             Remuneration    Credited Service
----------------------   --------------   ----------------
Nicholas DeBenedictis        $260,317              3
Robert A. Luksa  ......      $220,278             39
Roy H. Stahl  .........      $166,025             13
Michael P. Graham  ....      $126,482             18
Richard R. Riegler  ...      $140,388             25

   A Supplemental Executive Retirement Plan or SERP has been established for Mr. DeBenedictis. This Plan, which is nonqualified and unfunded, was approved by the Board of Directors and is intended to provide Mr. DeBenedictis with a total retirement benefit, in combination with the Retirement Plan and Excess Plan, that is commensurate with the retirement benefits for the chief executive officers of other companies. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. Under the terms of Mr. DeBenedictis' SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. If Mr. DeBenedictis retires from the Company at age 65, the SERP is projected to provide an annual benefit of $66,000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

   Under the terms of Mr. DeBenedictis' employment arrangement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base compensation paid in twelve equal monthly installments without offset. Under the terms of the 1994 Equity Compensation Plan approved by the shareholders, outstanding stock options will become immediately exercisable, dividend equivalents will become immediately payable and the restrictions on restricted stock grants shall immediately lapse upon certain change of control events.

COMPENSATION OF DIRECTORS

   Directors who are full-time employees of the Company do not receive a retainer or fees for service on the Board of Directors or Committees of the Board. In 1994, members of the Board of Directors who were not full- time employees of the Company or any of its subsidiaries (outside directors) received an annual retainer fee of $12,000 plus a fee of $750 for attendance at each meeting of the Board of Directors of the Company and meeting fees of $750 for attendance at each Committee meeting of the Board. In addition, each Committee Chairman, who is an outside director, received an annual retainer fee of $2,000. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings.


   After reviewing the compensation arrangements for outside directors at other investor-owned water utilities and other comparable companies, the Executive Compensation and Employee Benefits Committee recommended an increase to the retainers paid to the Company's outside directors to the Board of Directors. In keeping with the trend at other companies to tie a portion of the directors' compensation to corporate performance and shareholder interest, the Committee's recommendation was that the increase to the retainer be paid in the form of an annual stock grant of 200 shares of the Company's Common Stock. In accordance with the Executive Compensation and Employee Benefits Committee's recommendation, the Board of Directors approved Amendment 1994-1 to the Company's 1994 Equity Compensation Plan to provide for this annual stock grant to outside directors, subject to the approval of the Company's shareholders as set forth in Proposal No. 2 on pages 20 to 22 of this Proxy Statement.

                               (PROPOSAL NO. 2)
                 PROPOSAL TO APPROVE AMENDMENT 1994-1 TO THE
                      PHILADELPHIA SUBURBAN CORPORATION
                        1994 EQUITY COMPENSATION PLAN

THE PROPOSAL

   At the Annual Meeting, there will be presented to the shareholders a proposal to approve and ratify Amendment 1994-1 (the "Amendment") to the 1994 Philadelphia Suburban Corporation Equity Compensation Plan (the "Plan"). Under the proposal, the Plan will be amended to provide for annual non-discretionary stock grants to members of the Board of Directors who are not employed in any capacity by the Company (hereinafter referred to as "Non-employee Directors") of 200 shares of the Company's Common Stock as part of the Non-employee Directors' annual retainer. On December 6, 1994, the Board of Directors adopted the Amendment, subject to shareholder approval at the Annual Meeting. The Amendment will not be effective unless or until shareholder approval is obtained.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT

   The proposal to approve the Amendment requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting for its approval. Abstentions may be specified on the proposal and will be considered present at the Annual Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Annual Meeting is required to approve the proposal. Broker non-votes are considered not present at the Annual Meeting and, therefore, will not be voted or have any effect on the proposal.

   The Board of Directors recommends that all shareholders vote FOR the approval of Amendment 1994-1 to the 1994 Equity Compensation Plan.

DESCRIPTION OF THE PLAN

   The Amendment is set forth as Exhibit A to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to the Plan document.

   General. In May 1994, the shareholders of the Company approved the Plan. The Plan provides for the grant to officers and other key employees of, and key consultants to, the Company and its subsidiaries of incentive compensation in the form of incentive stock options, nonqualified stock options, restricted stock grants and dividend equivalents. The Plan permits restricted stock grants of up to 25,000 shares, 10,000 shares of which previously have been granted. The Plan permits the grant of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") with respect to an aggregate of 450,000 options (less the number of restricted stock grants), of which options with respect to 236,000 shares previously have been granted.

   A Board committee (the "Committee") or the entire Board may select the persons to receive grants under the Plan (the "Grantees") from among the persons who may participate in the Plan and, subject to the terms of the Plan, may determine the number of shares of Common Stock subject to a particular grant and the terms of each grant. As of March 6, 1995, there are approximately 65 key employees and no consultants anticipated to be eligible to participate in the Plan.

   The exercise price of Common Stock subject to an ISO or NQSO is the fair market value of such stock on the date the stock option is granted. The exercise period for an ISO may not exceed ten years from the date of grant and the exercise period for an NQSO may not exceed ten years and one day from the date of grant. Each dividend equivalent represents the right to receive an amount equal to the dividend payable on a share of Common Stock of the Company during an accumulation period established for each grant by the Committee. The Company will credit to an account maintained for the Grantee on its books and records an amount that is generally equal to the dividend equivalents subject to the grant during the accumulation period designated by the Committee. The dividend equvalents will generally be paid at the end of a performance period which may depend in part on performance criteria for the Grantee established by the Committee.


   Proposed Amendment. The Board of Directors has amended the Plan, subject to shareholder approval, to provide that Non-employee Directors may participate in the Plan with respect to annual restricted grants of Common Stock. The Plan, as amended, provides that, effective January 1, 1995, as of the first day of the month following the Company's annual meeting of shareholders, each Non-employee Director shall receive a grant of 200 shares of Common Stock. Such shares shall not be sold for 6 months following the date of the grant. No other restrictions shall apply to such shares. Notwithstanding any other provision of the Plan, this provision may not be amended more than once every 12 months, except for amendments necessary to conform the Plan to changes of the provisions of, or the regulations relating to, the Internal Revenue Code of 1986, as amended (the "Code").


   Share grants under the Plan, as amended, to Non-employee Directors will generally constitute taxable ordinary income to the Director equal to the fair market value of the shares on the date of grant and the Company will be entitled to a tax deduction in the same amount. Any gain or loss recognized by the Director upon subsequent disposition of the shares is a capital gain or loss and a long-term capital gain or loss if the Director has satisfied the applicable holding periods for the shares under the Code.

NON-EMPLOYEE DIRECTOR GRANTS

   The table below summarizes the number of shares of Common Stock that will be granted to Non-employee Directors under the proposed Amendment 1994-1 to the 1994 Equity Compensation Plan assuming shareholder approval. The table sets forth the information with respect to all current directors who are not executive officers as a group.

                              NEW PLAN BENEFITS
         1994 EQUITY COMPENSATION PLAN AS AMENDED BY AMENDMENT 1994-1

           Name and Position(1)              Dollar Value ($)      Number of Units
----------------------------------------   ------------------   -------------------
N. DeBenedictis  ........................           --                     --
CEO

R. Luksa  ...............................           --                     --
President - PSWC

R. Stahl  ...............................           --                     --
Senior V.P.

M. Graham  ..............................           --                     --
Senior V.P.- Finance

R. Riegler  .............................           --                     --
Senior V.P.- Operations

Executive Group  ........................           --                     --

Non-Executive Director Group  ...........           (2)                 1,600

Non-Executive Officer Employee Group  ...           --                     --


------
(1) Since only Non-Executive Directors are eligible for stock grants under Amendment 1994-1 to the 1994 Equity Compensation Plan, information with respect to only the Non-Executive Director Group is provided in this table. Other benefits under the Plan, as amended, are not determinable at this time, as awards are made from time to time in the discretion of a Committee of the Board of Directors.

(2) The dollar value of the stock grants under Amendment 1994-1 to the 1994 Equity Compensation Plan is dependent on the fair market value of the Company's Common Stock at the time of grant and, therefore, cannot be determined at this time.

                               (PROPOSAL NO. 3)
                             SHAREHOLDER PROPOSAL

   Messrs. George R. Yake and Samuel J. Yake, of 45 Chestnut Road, Paoli, Pennsylvania 19301-1502, who were the holders of record of 221 shares of Common Stock as of July 25, 1994, have submitted the following shareholder proposal:

   RESOLVED: That the stockholders of Philadelphia Suburban Corporation, assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the steps necessary to provide that ALL directors be elected annually and not by classes, as is now provided.

                                   REASONS

   In 1994, 2,229,321 shares were cast in favor of our similar resolution.

   Stockholders should be able to elect ALL directors EACH year.

   The majority of New York Stock Exchange listed companies elect all of their directors annually. So should Philadelphia Suburban.

   Lewis D. Gilbert, dean of corporate shareholder activists, says: "The stagger system is a frank device to lessen the control of stockholders and to perpetuate management continuity and domination regardless of shareholder wishes."

   If you agree, please mark your proxy FOR this resolution; otherwise, it is automatically cast against it, unless you have marked to abstain.

STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION TO SHAREHOLDER PROPOSAL

   The Board of Directors believes that the present method of electing directors of the Company, under which directors are elected for overlapping, staggered terms is beneficial to the Company and should not be changed.

   Under the system currently used by the Company, one-third of the directors are elected every year. This permits the Company to change the composition of its Board of Directors in an orderly fashion, while also providing an important continuity of management which enhances the ability of the Company to carry out its long range plans for its benefit and that of its shareholders. Notwithstanding the statement of Messrs. Yake regarding other New York Stock Exchange companies, the Company believes that a classified board of directors is used by many major public corporations and is certainly not unusual, as Messrs. Yake suggest.

   Since it would ordinarily be necessary for two annual meetings to be held before a shareholder controlling a majority of the shares voting at a meeting could elect a majority of the members of the Board of Directors, the present method of electing directors may discourage takeover proposals for the Company. The Board of Directors believes, however, that simply changing from the current arrangement of staggered terms to a system under which the entire Board of Directors is elected each year will not have a material effect on the likelihood that a takeover proposal would be made for the Company.

   In order to be approved, the Shareholder Proposal must be approved by the affirmative vote of the shareholders present at the annual meeting, in person or by proxy, who are entitled to cast a majority of the votes which all shareholders present are entitled to cast thereon. Approval of the Shareholder Proposal will not have the effect of changing the present system for electing directors by classes, but will represent simply an expression of the wishes of the shareholders on that subject. The Board of Directors would still be required by statute to decide whether it would be in the best interests of the Company to change the present system and could decide in the exercise of its business judgment to retain the present system unchanged.

   The Board of Directors recommends that shareholders vote AGAINST the Shareholder Proposal. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

        SHAREHOLDER SUGGESTIONS AND PROPOSALS FOR 1996 ANNUAL MEETING

   Consideration of certain matters is required at the Annual Meeting of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, shareholders may present resolutions, which are proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting, by submitting their proposals to the Company on a timely basis. In order to be included for the 1996 Annual Meeting, resolutions must be received by December 2, 1995.

   The Company receives many shareholder suggestions which are not in the form of resolutions. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

                                 Patricia M. Mycek
                                 Secretary
                                 Philadelphia Suburban Corporation
                                 762 W. Lancaster Avenue
                                 Bryn Mawr, PA 19010

                            ADDITIONAL INFORMATION

   The Company will provide without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for 1994. Please direct your requests to Patricia M. Mycek, Secretary, Philadelphia Suburban Corporation, 762 W. Lancaster Avenue, Bryn Mawr, PA 19010.

                                OTHER MATTERS

   The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.


                                 By Order of the Board of Directors,


                                 PATRICIA M. MYCEK
                                 Secretary

March 31, 1995

                                                                      EXHIBIT A

                               AMENDMENT 1994-1
                   TO THE PHILADELPHIA SUBURBAN CORPORATION
                        1994 EQUITY COMPENSATION PLAN

  1. Section 1 of the Plan is amended to read, in its entirety, as follows:

  "The purpose of this plan (the "Plan") is to provide an incentive, in the form of a proprietary interest in Philadelphia Suburban Corporation (the "Corporation"), to officers, other key employees and Non-employee Directors, as defined below, of the Corporation and its subsidiaries and key consultants who are in a position to contribute materially to the successful operation of the business of the Corporation, to increase their interest in the Corporation's welfare, and to provide a means through which the Corporation can attract and retain officers, other key employees and Non-employee Directors and key consultants of significant abilities."

  2. The second sentence of the first paragraph of Section 2 is amended to read, in its entirety, as follows:

  "The Committee shall consist of three or more of those members of the Board of Directors who are not eligible, and for at least one year prior to their appointment were not eligible, to receive discretionary grants under the Plan or any other plan of the Corporation or any of its affiliates entitling the participants therein to acquire stock, stock options, stock appreciation rights or dividend equivalents of the Corporation or any of its affiliates; provided, however, that such members shall be eligible for stock grants pursuant to the provisions of Section 7(f)."

  3. Paragraph two of Section 2 is amended by adding a new second sentence to read, in its entirety, as follows:

  "Non-employee Directors, as defined below, may only receive stock grants pursuant to the provisions of Section 7(f)."

  4. Section 3 is amended to read, in its entirety, as follows:

  "Pursuant to the terms of the Plan, the Committee shall have the authority to grant stock options to officers and other key employees and key consultants and restricted stock and dividend equivalents to officers and other key employees; provided, however, that Non-employee Directors, as defined below, may receive stock grants in accordance with Section 7(f) (hereinafter collectively referred to as the "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee in the agreement described in Section 9 of the Plan (the "Agreement"). Grants under a particular Section of the Plan need not be uniform as among the grantees and Grants under two or more Sections of the Plan may be combined in one instrument."

  5. The first sentence of Section 5 is amended to read, in its entirety, as follows:

  "Only officers, key employees, members of the Board of Directors who are not employed in any capacity by the Corporation (hereinafter referred to as 'Non-employee Directors') and key consultants of the Corporation and its subsidiaries shall be eligible for Grants under the Plan; provided, however, that Grants to Non-employee Directors shall be made only in accordance with
  Section 7(f)."

  6. Section 7 is amended by adding at the end thereof a new subsection (f) to read, in its entirety, as follows:

  "(f) Stock grants to Non-employee Directors. Effective January 1, 1995, as of the first day of the month following the Corporation's annual meeting of shareholders, each Non-employee Director shall receive a grant of 200 shares of Common Stock. Such shares shall not be sold for 6 months following the date of grant. No other restrictions shall apply to such shares. Notwithstanding any other provision of the Plan, this Section 7(f) may not be amended more than once every 12 months, except for amendments necessary to conform the Plan to changes of the provisions of, or the regulations relating to, the Code."

  7. Section 12 is amended to read, in its entirety, as follows:

  "Nothing in this Plan shall entitle any grantee or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any grantee any rights to be retained in the employ of the Corporation, to be retained as a consultant by the Corporation or to be retained as a Non-employee Director by the Corporation."

  8. This Amendment 1994-1 shall be effective as of January 1, 1995, conditioned upon the approval of this Amendment 1994-1 by the Corporation's shareholders.

PROXY

                       PHILADELPHIA SUBURBAN CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       PHILADELPHIA SUBURBAN CORPORATION

             Proxy for Annual Meeting of Shareholders, May 18, 1995

     The undersigned hereby appoints Nicholas DeBenedictis, Roy H. Stahl and Patricia M. Mycek, or a majority of them or any one of them acting singly in the absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Philadelphia Suburban Corporation, to be held at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania, 19010, at 10:00 a.m. on Thursday, May 18, 1995 and any adjournments thereof, and, with all powers the undersigned would possess if present, to vote all shares of Common Stock of the undersigned in Philadelphia Suburban Corporation including any shares held in the Dividend Reinvestment Plan of Philadelphia Suburban Corporation, as designated on the reverse side.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted FOR the nominees listed in item 1 on the reverse side; FOR the approval of Amendment 1994-1 to the 1994 Equity Compensation Plan as set forth in item 2; AGAINST the Shareholder Proposal set forth in item 3; and in accordance with the proxies' best judgment upon other matters properly coming before the meeting and any adjournments thereof.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
                          (continued on reverse side)

                              FOLD AND DETACH HERE

PSC


Dear Shareholder:

    Enclosed are materials relating to Philadelphia Suburban Corporation's 1995 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

     Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.


                                          Nicholas DeBenedictis
                                          Chairman & President

1. Election of Directors. The Board of Directors recommends that you vote FOR all nominees: Mary C. Carroll, Claudio Ella, Joseph C. Ladd.

   VOTE FOR all nominees listed                   WITHHOLD AUTHORITY
   (except as named to the contrary)   / /         to vote for all nominees  / /

   To withhold authority to vote for any individual nominee while voting for the remainder, write that nominee's name in the space provided below:

   --------------------------------------------------------------------------

2. Adoption of Amendment 1994-1 to the 1994 Equity Compensation Plan. The Board of Directors recommends that you vote FOR approval of the adoption of Amendment 1994-1.

          FOR / /            AGAINST / /             ABSTAIN / /

3. Shareholder Proposal. The Board of Directors recommends that you vote AGAINST the Shareholder Proposal to elect all nominees annually.

          FOR / /            AGAINST / /             ABSTAIN / /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                          Dated:                          , 1995
                                                --------------------------

                                          --------------------------------------
                                                         Signature

                                          --------------------------------------
                                                Signature (if held jointly)
                                          THIS PROXY MUST BE SIGNED EXACTLY AS
                                          NAME APPEARS HEREIN. Executors,
                                          Administrators, trustees, etc. should
                                          give full title as such. If the signer
                                          is a corporation, please sign full
                                          corporate name by duly authorized
                                          officer.

--------------------------------------------
"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"
--------------------------------------------
                              FOLD AND DETACH HERE